Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 7, 2020 relating to the financial statements and financial statement schedule of AngioDynamics, Inc. and the effectiveness of AngioDynamics Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of AngioDynamics, Inc. for the year ended May 31, 2020.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
January 19, 2021